UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K
                            ========


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                Date of Report:  December 19, 1995
                                 ================

                    Realty Income Corporation
                    =========================
     (Exact name of registrant as specified in its charter)

                            Delaware
                            ========
                    (State of Incorporation)

                             1-13318
                             =======
                    (Commission File Number)

                           33-0580106
                           ==========
              (IRS Employer Identification Number)

       220 West Crest Street, Escondido, California  92025
       ===================================================
      (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code: (619)741-2111
                                                    =============

                         Not Applicable
                         ==============
  (Former name or former address, if changes since last report)

                                                     Page 1 of 11
                                       Exhibit Index is on Page 4

ITEM 5.  OTHER EVENTS
=====================

Line of Credit
--------------

On December 4, 1995, Realty Income Corporation obtained several modifications to its existing unsecured acquisition credit facility including an increase in funds available to $130 million from $100 million, a reduction in the initial interest rate to LIBOR + 1.25% from LIBOR + 1.375%, and an extension of the line to November 27, 1998 from November 29, 1997. The modifications to the facility are effective December 4, 1995 and the entire $130 million capacity of the facility is currently available to the company for the acquisition of additional net leased retail properties.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
==========================================

The following exhibits are filed with this report.

Exhibit No.     Description
-----------     -----------

99.1 Press release announcing the modifications to the acquisition credit facility

99.2            Second Amendment to Revolving Credit Agreement

                            SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                    REALTY INCOME CORPORATION


(Signature and Title)                    /s/ GARY M. MALINO
Date: December 19, 1995                  ------------------------
                                         Gary M. Malino
                                         Vice President and
                                         Chief Financial Officer
                                         (Principal Financial and
                                         Accounting Officer)

                          EXHIBIT INDEX



Exhibit No.     Description                                  Page
===========     ===========                                  ====
99.1            Press release announcing the
                modifications to the acquisition
                credit facility.................................5

99.2            Second Amendment to Revolving
                Credit Agreement.............................6-11